UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2009

CAMDEN NATIONAL CORPORATION
(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Camden National Corporation (the “Company” or, in the case of Ms. Parent and Mr. Nightingale, the Company subsidiary that employs the executive) is party to a change in control agreement (the “Agreements”), effective April 14, 2009, with each of the following executive officers, which agreements prescribe certain severance benefits to be provided to the executives in the event of a change in control (as defined in the agreements).

Gregory A. Dufour, President and Chief Executive Officer
Joanne T. Campbell, Senior Vice President, Risk Management
Peter F. Greene, Senior Vice President, Senior Bank Services Officer
Deborah A. Jordan, Senior Vice President and Chief Financial Officer
Timothy P. Nightingale, Senior Vice President and Senior Lending Officer
June B. Parent, Senior Vice President and Senior Retail Sales Manager

The Agreements are designed to promote stability and continuity of executive management.  The Company’s Compensation Committee (the “Committee”) believes that such change in control agreements are necessary to recruit and retain talented management.  The Committee believes that the interests of the shareholders will be best served if the interests of the executive management are aligned with them.  Meaning that providing change in control benefits should encourage executive management to consider the prospect of a change in control in an objective manner. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the company may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protection.

The Agreements provide that if an executive’s employment with the Company is terminated by the Company without “cause” or by the employee for “good reason” (as these terms are defined in the applicable Agreement) within two years after a change in control of the Company, the employee will generally be entitled to receive the following severance benefits:
•	Continuation of the executive’s annual base salary, as severance pay, over an eighteen month period (twenty-four months for Mr. Dufour).
•	Continued medical group health plan coverage for the period the employee receives severance pay.

Payment of the foregoing severance benefits is conditioned upon:
•	the executive’s execution of a release of claims in favor of the Company,
•	compliance with restrictive covenants regarding confidential information, and
•	noncompetition and nonsolicitation agreement and business protection for a period of six months after executive’s termination (one year for Mr. Dufour).

Each of the Agreements described above may be terminated by the Company effective December 31, 2014 if the Company takes action ninety days prior to that date.  If no such action is taken, each Agreement will automatically extend the termination date to December 31 of each following year unless action is taken by the Company to terminate at least ninety days prior to such termination date.

Item 9.01.                      Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:

Exhibit No.	Description

10.1	Form of Change in Control Agreement for chief executive officer.

10.2	Form of Change in Control Agreement for named executive officers.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

Date: April 14, 2009	By:	/s/ Deborah A. Jordan
Deborah A. Jordan
Chief Financial Officer and Principal Financial & Accounting Officer